                                                               EXHIBIT 10.25

                  TECHNOLOGY TRANSFER AND PURCHASE AGREEMENT
                  ------------------------------------------

     THIS AGREEMENT, entered into this 28th day of June, 1997 by and between Allied Technology Group, Incorporated, hereinafter refer to as "ATG", with office at 47375 Fremont Boulevard, Fremont, California 94538 and Pacific Trading Company, hereinafter refer to as "Purchaser", with office at Block 3, 3/F, Lee Sum Industrial Building, 23 Sze Mei Street, San Po Kong, Kowloon, Hong Kong.

                                   WITNESSETH

     WHEREAS, the parties have entered into a Nondisclosure Agreement and hereby reaffirm the content and affect of the same;

     WHEREAS, ATG has acquired, developed, permitted and constructed a "vitrification" system, hereinafter referred to as the "SafGlas system", which is used to volume reduce selected materials, and to volume reduce and stabilize certain hazardous, mixed and low-level nuclear materials. ATG also applies other non-vitrification, non-thermal, waste treatment and recycling systems and processes in its business; and

     WHEREAS, ATG has been operating a permitted facility in the city of Richland, Washington since 1989, for the processing and treatment of low level nuclear material, and another permitted facility in the city of Fremont, California since 1995, for the recycling of spent fluorescent lamps. ATG has designed, permitted, constructed and operated all such equipments and processes at its facilities. The glassmelter in Richland, the mercury retort unit in Fremont, various commercial grade equipment and components are purchased from industry vendors and suppliers, and therefore are not subject to the technology transfer agreement. "Technology" is defined as: (1) the SafGlas system except the glassmelter and other commercial grade equipments, (2) ATG Supercompaction system, (3) ATG Fluorescent Lamp recycling system, (4) ATG waste processing know-how, operating and safety procedures, and licensing expertise, and (5) process design and technical drawings, with the exception of commercial grade equipment and instruments and (6) Technology is intended for commercial and industrial use only and does not include any application for military use; and

     WHEREAS, Purchaser is in the business of international trading and has experience in both manufacturing and trading with mainland China and Taiwan.; and

     WHEREAS, Purchaser desires to acquire ATG's treatment processes and technology on an exclusive basis in Taiwan. "Exclusive Territory" is therefore defined as Taiwan, the Republic

     CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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of China. Purchaser desires to sell ATG product and services and to apply such
ATG treatment processes and technology within the exclusive territory. Any other territories outside of the exclusive territory is not included in the Agreement, any marketing and/or use of the technology by the Purchaser or its associates or teaming partners, are therefore specifically prohibited; and

     WHEREAS, the parties hereto desire to associate themselves with each other for the purpose of marketing and/or use of the Technology in the exclusive territory. The Purchaser may include other individuals or companies in the exclusive territory from time to time. Any teaming partner Purchaser wishes to add to its team requires ATG's prior written approval and acceptance. Sublicense or transfer of ATG's technology to any outside party is not allowed; and

     WHEREAS, the parties acknowledge that this Agreement supercedes any and all other negotiation or agreements.

     NOW THEREFORE, in consideration of the promises, mutual agreements and covenants hereinabove and hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

     1. ATG shall be solely responsible for providing the SafGlas processing system, fluorescent lamp recycling system and supercompaction system, including but not limited to its design, engineering, fabrication, off site pretesting, license application data and documentations. In consideration of the technology transfer, Purchaser shall pay ATG as follows:

            SafGlas waste treatment processes:    $[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                                                    EXCHANGE COMMISSION.]
            Fluorescent Lamp Recycling system:     [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                                                    EXCHANGE COMMISSION.]
            Operating Procedures:                  [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                                                    EXCHANGE COMMISSION.]
            Total Amount:                         $1,000,000

     2. Purchaser shall be solely responsible for providing all initial marketing expenses, office space and other related administrative costs in the exclusive territory. ATG will be responsible for the costs for any technical support and presentation.

     3. Should the Purchaser fail to produce sales at least $ CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION within eighteen months in the exclusive territory, this Agreement may be terminated at the option of ATG. In the event of such termination, ATG shall exercise such termination option by sending the termination notice to Purchaser in prepaid registered mail Upon receipt of the notice, Purchaser shall immediately return all technical data and all other documents concern the ATG technology in Purchaser's possession, to ATG. Both parties further agree that obligation of either party shall cease upon

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          the return of technical data by Purchaser to ATG. Should there be any remaining revenue from sale of any ATG technology after the termination, Purchaser shall continue to pay ATG the net profit from such sales until the conclusion of the contract, ATG shall continue to support such contract until it is completed.

     4. ATG will sell any product or services to Purchaser at the same pricing structure ATG sells to the U.S. Government. The price shall include either ATG's government audited and approved overhead and general & administrative costs plus a profit of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % of the overall costs, or ATG's commercial catalog pricing. In addition Purchaser shall pay ATG a [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % of the before tax net profits from the sale of ATG Technology, product and services within the exclusive territory. ATG at its own expenses, may audit Purchaser's accounting and other financial record at Purchaser's office during regular office hours. If there is any shortage in excess of $ [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] in ATG's favor discovered by the audit, Purchaser shall pay for all reasonable costs of the audit in addition to the shortage.

     5. In the event there is no applicable Government audited overhead and general & administrative rates, applicable ATG standard commercial catalog prices for certain sale of product and services to the Purchaser, nor any prior pricing available, ATG shall charge Purchaser at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] % above its overall loaded costs.

     6. In the event construction is necessary, Purchaser shall arrange all construction financing. In addition, Purchaser shall arrange letter of credits in U.S. dollars to cover all ATG products. Such letter of credits shall be acceptable to ATG's commercial bank and/or major material suppliers.

     7. Purchaser may reference and disclose ATG's track record and experience in the marketing and promotion of ATG products and services only according to material provided by ATG. All announcements for the general public require ATG's prior written approval. Purchaser will coordinate all local permitting and regulatory matters, ATG will provide technical assistance to Purchaser in such local permitting matters.

     8. ATG shall be solely responsible for its facility-specific permitting as necessary to support any contract should there be any R&D, technology or process demonstration required.

     9. During normal office hour, and upon reasonable prior notice to ATG, Purchaser and its clients may tour ATG's facilities. Foreign nationals may be subject to certain applicable rules and regulations, certain property, area, equipment or documents may or may not be available for inspection.

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     10.  The parties agree that the exclusive agreement and its exclusive arrangements are applicable to both parties. As such, Purchaser and its teaming partners will not represent, market or use other competing technology, product and services offered by ATG's competitors in the Exclusive Territory.

     11. Any net profits payable hereunder shall be calculated and paid quarterly by the 30th day after the end of the previous quarter's operation. Attached to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % net profit payment, Purchaser shall provide a quarterly report to ATG which shall reflect and specify material purchased, quantitatively and qualitatively, as well as total profits-realized for the quarter attributable to that material and supporting supplier/customer information. At ATG's option, ATG may assign a full time, or part time, accountant or representative at Purchaser's office for the record keeping, or any other administrative functions.

     12. All technical and engineering personnel shall be provided or appointed by ATG. Purchaser shall assist ATG in the recruitment of local subcontractors. Purchaser shall not modify, change or disassemble any ATG equipment or processes without ATG's prior approval. All replacement parts must be approved by ATG technical personnel.

     13. The parties agree that should local financing is required, such interest and related financing costs directly related to the ATG equipment and product, will be considered as normal business expenses and will not be included as part of the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % Purchaser overhead and administrative costs. Purchaser may pay such costs and deduct the cost before computing the net profit payable to ATG.

     14. The parties agree that Purchaser shall focus its marketing efforts in the commercial power industry, nuclear or non-nuclear, chemical plants, oil and gas industry for the ATG products and services. Purchaser agrees that should it choose not to pursue a business opportunity when offered, then ATG may pursue such business opportunity(s) so declined by Purchaser in writing.

     15. ATG warrants that the vitrification system provided hereunder will process low-level, nuclear, and/or hazardous wastes at a rate of not less than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] lbs per hour, of waste and will be in accordance with the specifications set forth in the permit application submitted by ATG. Notwithstanding the foregoing, ATG does not represent nor warrant that the process can accept every kind of low level radioactive, or hazardous material. On the other hand, ATG only warrants those materials listed on ATG's existing licenses as acceptable material suitable for treatment.

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     16.  Purchaser agrees to hold ATG harmless and to protect, defend and indemnify ATG against losses and damages due to Purchaser's negligence.

     17. ATG agrees to hold Purchaser harmless and to indemnify Purchaser for losses and damages due to ATG's negligence.

     18. Under this Agreement, ATG warrants that it has full authority and rights to all of its technology and processes, know-how, operating and safety procedures being operated presently at its facilities. ATG further warrants that it has full authority and rights to sell its technology, processes, designs, know-how and procedures to Purchaser. Commercial grade equipments from suppliers and vendors are not part of the technology transfer. ATG reserves the right to replace any commercial supplier and/or vendor in the future with comparable or better quality products.

     19. Neither party hereto shall sell, assign or in any manner transfer its interest, or any part thereof, in this Agreement without first obtaining the written consent of the other party or parties hereto. Such consent shall not be unreasonably withheld. ATG hereby acknowledges that from time to time a teaming partner is necessary in the local area to be brought in as part of the team, however, ATG must approve in writing such teaming partner/s of Purchaser.

     20. In the event of bankruptcy, dissolution, or death of any parties hereto, this agreement shall immediately upon the occurrence thereof, cease and terminate with respect to the party thus affected. The successors, receivers, trustees or other legal representatives of the party thus affected shall cease to have any interest whatsoever in this agreement. In any such event the remaining party or parties shall have the right to carry out and complete the purpose of this Agreement.

     21. This agreement shall remain in effect unless terminated by ATG provided for in Section 3. The term of this agreement is five (5) years with an automatic extension of another five years at the end of the fifth year unless either party gives written notice of intention to terminate this agreement after the fifth year, in which event this agreement shall terminate thirty days from the date of mailing of such notice by either party.

     22. Should ATG or Purchaser materially default on any of its obligations under this agreement, in addition to legal remedies which may be available to it, the non defaulting party may at its sole option send to the defaulting party written notice of its intention to terminate this agreement. Upon such termination of the term

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          of this agreement, all rights, duties and obligations of the parties hereunder shall terminate, except for those which may be prescribed by law through legal remedies which may be available to the non-defaulting party and as otherwise provided for herein and with the exception of any and all obligations of the parties which have heretofore accrued.

     23. In all activities hereunder, each party is an independent contractor and shall be solely responsible for all expenses incurred, including, without limitation, operation of its offices, sales and service staffs and activities, other than as herein provided.

     24. The Nondisclosure Agreement entered into between the parties, is incorporated herein by reference.

     25. This agreement shall be constructed and interpreted in accordance with the laws of the State of California.

     26. The terms and conditions set forth herein constitute the entire agreement between the parties and supersedes all prior agreements or arrangements, written or oral, between ATG and Purchaser. This agreement shall not be amended or changed or modified except by an instrument in writing referencing this agreement and executed by authorized agents of both parties.

     27. The parties hereto agree to work together to market the use of the ATG technology and systems for uses as outlined herein. If either party requests marketing support from the other, the parties agree to provide such support within reason and at their own expense. As part of said marketing support to be provided by ATG to Purchaser, ATG acknowledges and agrees that Purchaser shall have reasonable access to ATG premises. Such access will be permitted only during normal business hours and days of operation. An advance notice of at least five days will be required.

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IN WITNESS WHEREOF, the parties herein have caused this Agreement to be executed by duly authorized representatives of both parties on the day and date shown below to be effective on the day and year first above written.


PACIFIC TRADING COMPANY             ALLIED TECHNOLOGY GROUP, INC.

By: /s/ Yin Yiu Chan                By: /s/ Doreen Chiu
    -----------------------------       -------------------------------
Name: Yin Yiu Chan                  Name: Doreen Chiu

Title: President                    Title: President

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

                                 AMENDMENT #1

                  TECHNOLOGY TRANSFER AND PURCHASE AGREEMENT

THIS AMENDMENT is made this October 15, 1997 by and between Allied Technology Group Inc ("ATG") with office at 47375 Fremont Blvd., Fremont, California 94538 and Pacific Trading Company ("Pacific") with office at Block 3, 3/F, Lee Sum Industrial Building, 23 Sze Mei Street, San Po Kong, Kowloon, Hong Kong.

WHEREAS, Pacific would like to add a teaming partner to cover the Exclusive Territory, Taiwan, for the ATG Technology, products and services under the Technology Purchase Agreement dated June 28, 1997. The teaming partner Pacific is adding is Regent Star Limited represented by Francois Shih.

NOW THEREFORE, IT IS AGREED by and between the parties the followings:

1. Regent Star Limited is allowed to be added as a teaming partner of Pacific to cover the Exclusive Territory, Taiwan, for all ATG technology, products and services described in the June 28, 1997 Agreement.

2. The profit sharing arrangements described under section 4 of the June 28, 1997 Agreement is deleted, and is hereby replaced by the followings:

(a) ATG will be paid [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % of all profits generated in the Exclusive Territory, and

(b) ATG will be paid a royalty fee of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % of any sales related to vitrification systems and products. Such royalty fee of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSSION] % shall not put ATG products noncompetitive, or shall be renegotiated on good faith.

3. Pacific is consent to the September 30, 1997 Technology Purchase and Royalty Agreement between ATG and Regent Star Limited. Pacific has no objection to any provisions of the subject Agreement.

IN WITNESS, both parties have agreed to the above terms and conditions.


________________________                ______________________________________
Doreen Chiu, President                  Yin Yiu Chan, President
ATG, Inc.                               Pacific Trading Company

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